UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INTEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
 if Other Than the Registrant)

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YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY

April 19, 2023

Dear Fellow Stockholders,

We recently sent you proxy materials for the Intel Corporation (“Intel”) 2023 Annual Stockholders’ Meeting being held on May 11. Your vote is extremely important, no matter how many shares you hold.

At the meeting, stockholders will be asked to consider and vote on the following management proposals: (i) election of 12 director nominees, (ii) ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2023, (iii) advisory approval of the executive compensation of our named executive officers, (iv) approval of amendment and restatement of the 2006 Equity Incentive Plan (“2006 EIP”), and (v) an advisory vote on the frequency of holding future advisory votes to approve executive compensation of our named executive officers; as well as (vi) a stockholder proposal requesting an executive stock retention period policy and reporting, and (vii) a stockholder proposal requesting commission and publication of a third party review of Intel’s China business ESG congruence.

The Intel Board of Directors unanimously recommends that stockholders vote “FOR” each of our director nominees, the ratification of our accounting firm, the advisory vote to approve executive compensation, and the amendment and restatement of the 2006 EIP (FOR proposals 1 through 4); vote for “1 YEAR” as to the advisory vote on the frequency of holding future advisory votes to approve executive compensation (proposal 5); and vote “AGAINST” the two stockholder proposals (proposals 6 and 7). Your support is extremely important to Intel. Please vote today to participate at this important annual meeting.

Whether or not you plan to virtually attend the annual meeting, please vote by proxy over the internet or telephone using the instructions included on the accompanying proxy card or voting instruction form.

If you have questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting Intel, toll free at (877) 361-7972.

Thank you for your continued support.

On behalf of the Board of Directors

April Miller Boise Executive Vice President, Chief Legal Officer and Corporate Secretary

TWO EASY WAYS TO VOTE

On April 19, 2022, Intel Corporation (the “Company”) began using an audio message, recorded by Patrick G. Gelsinger, the Company’s Chief Executive Officer, in proxy solicitation outreach to stockholders in connection with the Company’s Annual Stockholders’ Meeting to be held on May 11, 2023.

Below is a transcript of the audio message:

Hello. I’m Pat Gelsinger, CEO of Intel. I'm thrilled to speak with you today on an important topic – voting at our upcoming annual stockholders' meeting. As a stockholder, you have the power to elect directors and make your views known to management and the board on significant issues affecting the value of your shares. That's why I'm here to encourage you to exercise your right to vote. We need your participation and support to help shape the future of Intel. Please call 1-877-361-7972 to vote your shares.

The Board recommends a vote FOR each Director Nominee, appointment of our independent accounting firm, the advisory vote on our executive compensation, and the Equity Incentive Plan amendment; and to hold future advisory votes on executive compensation every ONE YEAR. These proposals are critical to us fulfilling our goals and advancing our strategic business plans.

There are two stockholder proposals (proposals 6 and 7), where the Board recommends a vote AGAINST.  We believe these proposals are unnecessary in light of Intel’s leadership in ESG and corporate governance.

Again, please call 1-877-361-7972 for assistance to vote your shares. And thank you for your support and your continued investment in Intel.